Exhibit 99.1
BUSINESS RISKS

The global COVID-19 pandemic has had and is expected to continue to have a material adverse impact on our operations and financial performance. We are unable to predict the extent to which the pandemic and related impacts will continue to adversely affect our business operations, liquidity, financial performance, results of operations, financial position or the achievement of our strategic objectives.

Our operations and financial performance have been negatively impacted by the COVID-19 pandemic that has caused, and is expected to continue to cause, the global slowdown of economic activity (including the decrease in demand for goods and services), and significant volatility in and disruption to financial markets. Because the severity, magnitude and duration of the COVID-19 pandemic and its economic consequences are uncertain, rapidly changing and difficult to predict, the pandemic’s impact on our operations and financial performance, as well as its impact on our ability to successfully execute our business strategy and initiatives, remains uncertain. Further, the ultimate impact of the COVID-19 pandemic on our operations and financial performance depends on many factors that are not within our control, including, but not limited, to: governmental, business and individuals’ actions that have been and continue to be taken in response to the pandemic (including restrictions on travel, transport and our workforce); the impact of the pandemic and actions taken in response to it on global and regional economies and travel; the availability of federal, state, or local funding programs; general economic uncertainty in global markets and financial market volatility; global economic conditions and levels of economic growth; and the pace of recovery when the COVID-19 pandemic subsides.

The COVID-19 pandemic has subjected our operations, financial performance and financial condition to a number of risks, including, but not limited to those discussed below:

•Financial risks: In response to the COVID-19 pandemic, we have experienced a significant decrease in demand for air travel and reduced load capacity on flights currently operated. For the twelve months ended December 31, 2020, our revenue was $844.8 million, down $2.0 billion from 2019.

•Operations- and customer-related risks: Across our business, we are facing increased operational challenges, including low demand for air travel, significant reductions in our flight schedule, decreased passenger traffic on our current routes, high-volume customer service requests for refunds and cancellations, the need to protect employee and customer health and safety, site shutdowns, workplace disruptions, need for contract modifications and cancellations, and other restrictions on business operations and the movement of people. Such restrictions include a 14-day quarantine requirement for all travelers to the state of Hawai'i, which was only lifted effective October 15, 2020 so long as travelers are able to present evidence of a negative COVID-19 test administered within 72 hours prior to commencing travel from a State-approved testing partner, a 14-day quarantine requirement for travelers between certain islands within the State of Hawai'i, testing requirements in order to bypass quarantine, airport health screening measures, certain measures being taken on flights to minimize transmission of COVID-19. On December 17, 2020, the mandatory self-quarantine period was reduced from 14 to 10 days. Certain counties within the State of Hawai'i have or may impose additional testing and quarantine requirements related to travel. Additionally, on January 21, 2021, President Biden issued an executive order that will require international travelers to produce proof of a recent negative COVID-19 test prior to entry and comply with applicable CDC guidelines concerning international travel, including recommended periods of self-quarantine after entry into the United States. We expect decreased levels of passenger traffic and revenue, as compared to pre-COVID-19 pandemic levels, and to incur additional costs as we continue to increase the number of flights offered as passenger traffic to the Hawaiian Islands increases in response to the implementation of testing in order to bypass 10-day quarantine requirements. We have implemented enhanced measures to protect the health and safety of our passengers and employees, and may be required or determine to take additional safety measures to minimize the transmission of COVID-19 that may further impact our operations and results of operations. Additionally, our current planning scenario for recovery from the pandemic assumes a 15-25% reduction in our anticipated flight schedule for the summer of 2021 as compared to similar levels in 2019, and related reductions in headcount. During the third quarter of 2020, we announced and completed certain voluntary separation programs. Additionally, involuntary separation and voluntary leave programs, beginning effective October 1, 2020, resulted in a reduction in total headcount by approximately 32% of our total workforce. All employees who were subject to an involuntary termination or involuntary furlough between October 1, 2020 and January 15, 2021 were recalled and offered an opportunity to return to employment pursuant to the PSP Extension Agreement. These and similar factors related directly and indirectly to the COVID-19 pandemic adversely impact our business. We expect that the longer the period of economic disruption continues, the more material the adverse impact will be on our business operations, financial performance and results of operations.

•Liquidity- and funding-related risks: While we have received support under the CARES Act and the Consolidated Appropriations Act, 2021 (“CAA 2021”) and have fully drawn our committed credit line, a prolonged period of lower cash from operations could adversely affect our financial condition and the achievement of our strategic objectives. Additionally, our credit rating was downgraded by ratings agencies and there can be no assurance that we will not face additional credit rating downgrades as a result of weaker than anticipated performance of our business or other factors. Future downgrades could further adversely affect our cost of funds and related margins, liquidity, competitive position and access to capital markets. Conditions in the financial and credit markets may also limit the availability of funding or increase the cost of funding, which could adversely affect our business, financial position and results of operations. In light of current market conditions, any such financings are likely to reflect loan-to-value ratios and interest rates and other terms and conditions less favorable than our recent aircraft financings.

•Legal and regulatory risks: While we are endeavoring to take all reasonable precautions and instituting numerous health and safety measures to protect our guests and our employees, there can be no assurance that guests will not be exposed to COVID-19 while traveling, or that our employees will not be exposed to COVID-19 while working. Should such exposure be determined to have been caused while traveling or working, notwithstanding the steps we take to protect our guests and employees, we may be subject to civil lawsuits or employee grievances that give rise to legal liability. Furthermore, while the airline industry is committed to the safety of our guests and employees and has taken and will continue to take all necessary precautions, there can be no assurance that federal legislation or federal regulation will not be enacted that increase our costs or increase our exposure to claims of non-compliance.

At this time, we are also not able to predict whether the COVID-19 pandemic will result in permanent changes to our customers’ behavior, including but not limited to such changes as a lasting or permanent reduction in leisure travel and more broadly a general reluctance to travel by consumers, each of which could have a material impact on our business. Currently, the COVID-19 pandemic has produced the following trends, each possibly having an effect on future operations:

•Travelers have indicated they are wary of airports and commercial aircraft, where they may view the risk of contagion as increased; and

•Travelers may be dissuaded from flying due to restrictions on movement and possible enhanced COVID-19-related screening measures which have been or may be implemented across multiple markets we serve.

The COVID-19 pandemic may also affect our operating and financial results in a manner that is not presently known to us or that we currently do not expect. The COVID-19 pandemic may also exacerbate other risks described in this “Risk Factors” section, including, but not limited to, our dependence on Hawaiian leisure travel, our competitiveness, demand for air travel generally and our services specifically, shifting consumer preferences and our substantial outstanding indebtedness.

ECONOMIC RISKS

Our business is affected by global economic volatility, including the current economic downturn precipitated by the COVID-19 pandemic.

Our business and results of operations are significantly impacted by general world-wide economic conditions, including the current economic downturn related to the COVID-19 pandemic. Demand for discretionary air travel and vacations to, from and within the Hawaiian Islands has declined and remains unpredictable, which has negatively impacted our results of operations and financial condition. Our business depends on the demand for air travel to, from and within the Hawaiian Islands. Further deterioration or instability in demand resulting from travel restrictions, ongoing economic uncertainty or further recession may result in sustained reduction in our passenger traffic and/or increased competitive pressure on fares in the markets we serve, which could continue to negatively impact our results of operations and financial condition. There can be no assurance that we will be able to offset such revenue reductions by reducing our costs or seeking additional relief through the CARES Act, the CAA 2021 or other potential financing arrangements or other programs or opportunities.

Our business is highly dependent on tourism to, from, and amongst the Hawaiian Islands and our financial results have been impacted and may continue to be impacted by the current and any future downturn in tourism levels.

Our principal base of operations is in Hawai'i and our revenue is linked primarily to the number of travelers (mainly tourists) to, from and amongst the Hawaiian Islands. As a result of the COVID-19 pandemic and government mandates related to travel and business operations, we have experienced a significant decline in the demand for travel to, from and amongst the Hawaiian Islands. In March 2020, the State of Hawai'i implemented a 14-day quarantine applicable to passengers traveling to Hawai'i or between the Hawaiian Islands. While restrictions to travel between the Hawaiian Islands were removed in June 2020, a modified reinstatement of the 14-day quarantine requirement for Neighbor Island travel became effective August 11, 2020, and restrictions on travel to Hawai'i remain in place. Effective October 15, 2020, passengers travelling to Hawai'i from the U.S.

mainland who can demonstrate that they have obtained a negative test for COVID-19 from a state-approved testing partner, within 72 hours from the final leg of departure are exempt from the State's 14-day quarantine requirement. A county may, however, require passengers to obtain a subsequent test after arrival into the State (with any such tests paid for by the county and administered at a country-designated site). On December 17, 2020, the State’s mandatory self-quarantine period was reduced from 14 to 10 days. There can be no assurance whether, at some point, the entire State of Hawai‘i or counties within the state may limit or suspend the pre-travel testing program should the prevalence of the COVID-19 pandemic worsen. For example, the County of Kaua‘i suspended its participation in the statewide pre-travel testing program in late November and, effective January 5, 2021, resumed its participation in the pre-travel testing program for interisland travelers and instituted an Enhanced Movement Quarantine pre- and post-travel testing program for transpacific travelers. The U.S. government and international governments could also impose, extend or otherwise modify existing, travel restrictions on international travel into the United States. For example, on January 21, 2021, President Biden issued an executive order that will require international travelers to produce proof of a recent negative COVID-19 test prior to entry and comply with applicable CDC guidelines concerning international travel, including recommended periods of self-quarantine after entry into the United States. While travel restrictions have eased somewhat with the use of COVID-19 testing, certain restrictions, including with respect to the use of COVID-19 testing, may be reinstated, or altered, as the infection rates of COVID-19 change, which may have a significant impact on our business operations. Additionally, even with the lifting of certain restrictions associated with travel to and between the Hawaiian Islands, we expect to continue to experience decreased levels of passenger traffic and revenue, as compared to pre-COVID 19 pandemic levels. We will likely incur additional costs as we continue to increase our number of flights as passenger traffic to and within the Hawaiian Islands increases in response to the implementation of pre-travel testing in order to bypass quarantine requirements.

Hawai'i tourism levels are generally affected by the economic and political climate impacting air travel and tourism markets generally, including the availability of hotel accommodations, the popularity of tourist destinations relative to other vacation destinations, and other global factors including health crises, natural disasters, safety, and security. As a result of the COVID-19 pandemic, there has been a significant decline in air travel due to government mandates and general public health concerns. Additionally, tourism has declined as various public events, attractions and venues have been closed or cancelled. While we have seen some increased tourism activity in the State of Hawai'i after implementation of the State of Hawai'i’s pre-travel COVID-19 testing program, we cannot predict if and when tourism levels will recover to levels prior to the COVID-19 pandemic. Additionally, from time to time, various events and industry-specific problems such as labor strikes have had a negative impact on tourism generally or in Hawai'i specifically. The occurrence of natural disasters, such as hurricanes, earthquakes, volcanic eruptions, and tsunamis, in Hawai'i or other parts of the world, could also have an adverse effect or compound the existing adverse effect of the COVID-19 pandemic on tourism. In addition, the potential or actual occurrence of terrorist attacks, wars, and/or the threat of other negative world events have had, and may in the future have, a material adverse effect on or compound the current effect of the COVID-19 pandemic on tourism.

Our business is highly dependent on the price and availability of fuel.

Our results and operations are heavily impacted by the price and availability of jet fuel. The cost and availability of jet fuel remains volatile and is subject to political, economic, and market factors that are generally outside of our control. Prices may be affected by many factors including, without limitation, the impact of political instability, crude oil production and refining capacity, unexpected changes in the availability of petroleum products due to disruptions to distribution systems or refineries, unpredicted increases in demand due to weather or the pace of global economic growth, inventory reserve levels of crude oil and other petroleum products, the relative fluctuation between the U.S. dollar and other major currencies, and the actions of speculators in commodity markets. The cost of jet fuel has been especially volatile recently due to the negative impact of the COVID-19 pandemic on the demand for oil. Because of the effects of these factors on the price and availability of jet fuel, the cost and future availability of fuel cannot be predicted with any degree of certainty. Also, due to the competitive nature of the airline industry, there can be no assurance that we will be able to increase our fares or other fees to sufficiently offset any increase in fuel prices.

While we enter into derivative agreements to protect against the volatility of fuel costs, uncertainty related to the demand for air travel makes it difficult to accurately forecast our future fuel consumption, and as a result, we are unable to predict the effectiveness of hedging as a means of managing increases in the cost of fuel in the future.

See Item 7A, Quantitative and Qualitative Disclosures About Market Risk, for further information regarding our exposure to the price of fuel.

Our business is exposed to foreign currency exchange rate fluctuations.

Prior to the COVID-19 pandemic, our business had been expanding internationally with an increasing percentage of our passenger revenue generated from our international routes. The fluctuation of the U.S. dollar relative to foreign currencies can significantly affect our results of operations and financial condition. To manage the effects of fluctuating exchange rates, we periodically enter into foreign currency forward contracts and execute payment of expenditures in those locations in local currency. As of December 31, 2020, we have Japanese Yen denominated debt totaling $278.6 million. If our business is able to expand internationally, there is no assurance that these agreements will protect us against foreign currency exchange rate fluctuations during unfavorable market conditions or that our counterparties will be able to perform under these hedge arrangements.

See Item 7A, Quantitative and Qualitative Disclosures About Market Risk, for further information regarding our exposure to foreign currency exchange rates.

LIQUIDITY RISKS

Our debt could adversely affect our liquidity and financial condition, and include covenants that impose restrictions on our financial and business operations.

As of December 31, 2020, we had approximately $1.0 billion in outstanding commercial debt, excluding funds borrowed under the CARES Act Payroll Support Program (“PSP”) and Economic Relief Program (“ERP”). Our debt and related covenants could:

•require us to dedicate a substantial portion of our cash flow from operations to payments on our debt, thereby reducing the availability of our cash flow for other operational purposes;
•limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;
•limit, along with the financial and other restrictive covenants in the agreements governing our debt, our ability to borrow additional funds;
•place us at a competitive disadvantage compared to other less leveraged competitors and competitors with debt agreements on more favorable terms than us; and
•adversely affect our ability to secure additional financing in the future on acceptable terms or at all, which would impact our ability to fund our working capital, capital expenditures, acquisitions or other general corporate purpose needs.

These agreements require us to meet certain covenants. If we breach any of these covenants we could be in a default under these facilities, which could cause our outstanding obligations under these facilities to accelerate and become due and payable immediately, and could also cause us to default under our other debt or lease obligations and lead to an acceleration of the obligations related to such other debt or lease obligations. The existence of such a default could also preclude us from borrowing funds under other credit facilities.

Our ability to comply with the provisions of financing agreements can be affected by events beyond our control and a default under any such financing agreements if not cured or waived, could have a material adverse effect on us. In the event our debt is accelerated, we may not have sufficient liquidity to repay these obligations or to refinance our debt obligations, resulting in a material adverse effect on our financial condition.

We have entered into loan agreements with the U.S. Treasury pursuant to the CARES Act and the CAA 2021 that have certain operating and other restrictions.

As a condition of receiving grants and loans under the PSP under the CARES Act and under the PSP Extension under the CAA 2021, we agreed to, among other things: refrain from conducting involuntary furloughs or reducing employee rates of pay or benefits through March 31, 2021; limit executive compensation through October 1, 2022; suspend payment of dividends and stock repurchases through March 31, 2021; and comply with certain reporting requirements. We are also required to continue to provide air service to markets served prior to March 1, 2020 until March 1, 2022, to the extent determined reasonable and practicable by the DOT and subject to exemptions granted to us by the DOT given the absence of demand for such services.

Under the Loan and Guarantee Agreement, as amended (the “Loan Agreement”) with the U.S. Department of the Treasury (the “U.S. Treasury”) pursuant to the ERP, we agreed to, among other things, limit our ability to: pay dividends, repurchase common stock or make certain other payments; make certain investments; incur liens on the collateral under the Loan Agreement; dispose of the collateral under the Loan Agreement; enter into certain affiliate transactions; and engage in certain business activities, in each case subject to certain exceptions. We must also maintain a certain minimum aggregate liquidity amount.

Additionally, the Loan Agreement requires us to comply with the relevant provisions of the CARES Act, including, among other things: prohibiting the repurchase of common stock, prohibiting the payment of common stock dividends and restricting the payment of certain executive compensation, in each case, through the date that is 12 months after the date on which all outstanding loans under the secured term loan facility have been repaid in full; prohibiting the reduction of employment levels by more than ten percent (10%) until September 30, 2020; and compliance with applicable requirements regarding maintenance of certain scheduled air transportation service until March 1, 2022.

The restrictions placed on us as part of our participation in the PSP, PSP Extension and ERP under the CARES Act, including restrictions on use of funds, staffing, pay reduction, stock buy-backs, dividends, certain transactions, and service requirements may negatively affect our financial and business operations.

We are required to maintain reserves under our credit card processing agreements which could adversely affect our financial and business operations.

Under our bank-issued credit card processing agreements, certain proceeds from advance ticket sales may be held back to serve as collateral to cover any possible chargebacks or other disputed charges that may occur. As of December 31, 2020 and 2019, there were no holdbacks held by our credit card processors.

In the event of a material adverse change in our business, the holdback could incrementally increase to an amount up to 100% of the applicable credit card activity for all unflown flights, which would also cause an increase in the level of restricted cash. If we are unable to obtain a waiver, or otherwise mitigate the increase in restricted cash, it could adversely affect our liquidity and also cause a covenant violation under other debt or lease obligations and have a material adverse effect on our financial condition.

COMPETITIVE ENVIRONMENT RISKS

The concentration of our business within Hawai'i, and between Hawai'i and the U.S. mainland, provides little diversification of our revenue and could be exacerbated by the effects of the COVID-19 pandemic.

During 2020, approximately 78% of our passenger revenue was generated from our Domestic routes. Most of our competitors, particularly major network carriers with whom we compete on North American routes, enjoy greater geographical diversification of their passenger revenue. As Domestic routes account for a significantly higher proportion of our revenue than they do for most of our competitors, a proportionately higher decline in demand for our domestic routes generally due to the COVID-19 pandemic is likely to have a relatively greater adverse effect on our financial results than on those of our competitors. Additionally, reductions in the level of demand for travel to, from, and within Hawai'i, such as those caused by government restrictions on travel to and business operations within Hawai'i, including the only recently modified 10-day quarantine in place for travelers within and to Hawai'i, has reduced the revenue we are able to generate from our routes and adversely affected our financial results. Sustained reduction in our Domestic routes and continued industry capacity of major network carriers on routes to, from and within Hawai'i is likely to continue to adversely affect our financial results.

Our business is affected by the competitive advantages held by network carriers in the North America market.

During 2020, approximately 56% of our passenger revenue was generated from our North America routes. The majority of competition on our North America routes is from network carriers such as Alaska Airlines, American Airlines, Delta Air Lines, Southwest Airlines, and United Airlines, all of whom have a number of competitive advantages. Primarily, network carriers generate passenger traffic from and throughout the U.S. mainland, which enables them to attract higher customer traffic levels as compared to us.

In contrast, we lack a comparable direct network to feed passengers to our North America flights and are therefore more reliant on passenger demand in the specific cities we serve. We also rely on our code-share partner agreements (e.g. with JetBlue) to provide customers access to and from North American destinations currently unserved by us. Most network carriers operate from hubs, which can provide a built-in market of passengers depending on the economic strength of the hub city and the size of the customer group that frequents the airline. Our Honolulu and Maui hubs do not originate a large proportion of North American travel, nor do they have the population or potential customer franchise of a larger city to provide us with a significant built-in market. Passengers in the North American market, for the most part, do not originate in Honolulu, but on the U.S. mainland, making Honolulu primarily a destination rather than an origin of passenger traffic.

Our Neighbor Island routes are affected by increased capacity provided by our competitors.

During 2020, approximately 22% of our passenger revenue was generated from our Neighbor Island routes. Prior to the COVID-19 pandemic, certain of our competitors increased capacity to and within Hawai'i by introducing new routes and increasing the frequency of existing routes from North America to Hawai'i and by the introduction of additional flights within the neighbor islands. We are unable to predict competitor capacity related to air travel to Hawai'i or between the neighbor islands, including any impact that the COVID-19 pandemic may have on such capacity. Any increased competitor capacity that decreases our share of traffic to Hawai'i or between the neighbor islands could ultimately have a material adverse effect on our results of operations and financial condition.

Our International routes are affected by competition from domestic and foreign carriers.

During 2020, approximately 22% of our passenger revenue was generated from our International routes. When our operations are not constrained by restrictions related to the COVID-19 pandemic, our competitors on these routes include both domestic and foreign carriers. Both domestic and foreign competitors have a number of competitive advantages that may enable them to attract higher customer traffic levels as compared to us.

Many of our domestic competitors are members of airline alliances, which provide customers access to each participating airline’s international network, allowing for convenience and connectivity to their destinations. These alliances formed by our domestic competitors have increased in recent years. In some instances, our domestic competitors have been granted antitrust exemptions to form joint venture arrangements in certain geographies, further deepening their cooperation on certain routes. To mitigate this risk, we rely on code-share agreements with partner airlines to provide customers access to international destinations currently unserved by us.

Many of our foreign competitors are network carriers that benefit from network feed to support international routes on which we compete. In contrast, we lack a comparable direct network to feed passengers to our international flights, and are therefore more reliant on passenger demand in the specific destinations that we serve. Most network carriers operate from hubs, which can provide a built-in home base market of passengers. Passengers on our International routes, for the most part, do not originate in Hawai'i, but rather internationally, in these foreign carriers’ home bases. We also rely on our code-share agreements and our relationships with travel agencies and wholesale distributors to provide customers access to and from International destinations currently unserved by us.

INFORMATION TECHNOLOGY AND THIRD-PARTY RISKS

Our actual or perceived failure to protect customer information or other personal information or confidential information could result in harm to our business.

Our business and operations involve the storage, transmission and processing of information about our customers, our employees and contractors, our business partners, and others, as well as our own confidential information. We may become the target of cyber-attacks by third parties seeking unauthorized access to any of these types of information or to disrupt our business or operations. Computer malware, viruses, fraudulent sales of frequent flier miles, and general hacking have become more prevalent in our industry. While we have taken steps to protect customer information and other confidential information that we have access to, there can be no assurance that any security measures that we or our third-party service providers have implemented will be effective against current or future security threats. We and our third-party service providers may be unable to anticipate attempted security breaches and to implement adequate preventative measures, and our security measures or those of our third-party service providers could be breached, we could suffer data loss, unauthorized access to or use of the systems or networks used in our business and operations, and unauthorized, accidental, or unlawful access to, or disclosure, modification, misuse, loss or destruction of, our or our customers’ information. We may also experience security breaches or other incidents that may remain undetected for an extended period. Further, third parties may also conduct attacks designed to disrupt or deny access to the systems and networks used in our business and operations.

Actual or perceived security breaches or other security incidents could result in unauthorized use of or access to systems and networks, unauthorized, accidental, or unlawful access to, or disclosure, modification, misuse, loss or destruction of, our or our customers’ information, and may lead to litigation, claims, indemnity obligations, regulatory investigations and other proceedings, severe reputational damage adversely affecting customer or investor confidence and causing damage to our brand, indemnity obligations, disruption to our operations, damages for contract breach, and other liability, and may adversely affect our revenues and operating results. Additionally, our service providers may suffer security breaches or other incidents that may result in unauthorized access to or otherwise compromise data stored or processed for us that may give rise to any of the foregoing.

Any such actual or perceived security breach or other incident may lead to the expenditure of significant financial and other resources in efforts to investigate or correct a breach, address and eliminate vulnerabilities, and to prevent future security breaches or incidents, as well as significant costs for remediation that may include liability for stolen assets or information and repair of system damage that may have been caused, incentives offered to customers or other business partners in an effort to maintain business relationships after a breach, costs in connection with payment card replacement, and other liabilities. Certain breaches affecting payment card information or the environment in which such information is processed may also result in a loss of our ability to process credit cards or increased costs associated with doing so. We have incurred and expect to incur ongoing expenditures in an effort to prevent information security breaches and other security incidents.

We cannot be certain that our insurance coverage will be adequate for information security liabilities actually incurred or to cover any indemnification claims against us relating to any incident, that insurance will continue to be available to us on economically reasonable terms, or at all, or that any insurer will not deny coverage as to any future claim. The successful assertion of one or more large claims against us that exceed available insurance coverage, or the occurrence of changes in our insurance policies, including premium increases or the imposition of large deductible or co-insurance requirements, could have a material adverse effect on our business, including our financial condition, operating results, and reputation.

We are increasingly dependent on technology and automated systems to operate our business.

We depend heavily on technology and automated systems to effectively operate our business. These systems include flight operations systems, communications systems, airport systems, reservations systems, management and accounting systems, commercial websites, including www.hawaiianairlines.com, and other IT systems, many of which must be able to accommodate high traffic volumes, maintain secure information and provide accurate flight information, as well as process critical financial transactions. Any substantial, extended, or repeated failures of these systems could negatively affect our customer service, compromise the security of customer information or other information stored on, transmitted by, or otherwise processed by these systems, result in the loss of or damage to important data, loss of revenue and increased costs, and generally harm our business. Additionally, loss of key talent required to maintain and advance these systems could have a material impact on our operations. Like other companies, our systems may be vulnerable to disruptions due to events beyond our control, including natural disasters, power disruptions, software or equipment failures, terrorist attacks, cybersecurity incursions, computer viruses and hackers. There can be no assurance that the measures we have taken to reduce the adverse effects of certain potential failures or disruptions are adequate to prevent or remedy disruptions of our systems or prevent or mitigate all attacks. In addition, we will need to continuously make significant investments in technology to periodically upgrade and replace existing systems. If we are unable to make these investments or fail to successfully implement, upgrade or replace our systems, our business could be adversely impacted. We do not carry business interruption insurance sufficient to compensate us for the potentially significant losses, including the potential harm to our business, results of operations and financial condition that may result from system interruptions or system failures.

LABOR RELATIONS AND RELATED COSTS RISKS

Our operations may be adversely affected if we are unable to attract and retain qualified personnel and key executives.

We believe that our future success is dependent on the knowledge and expertise of our key executives and highly qualified management, technical, and other personnel. Attracting and retaining such personnel in the airline industry is highly competitive. We cannot be certain that we will be able to retain our key executives or attract other qualified personnel in the future, including in light of the restrictions on executive compensation imposed on us under the CARES Act and the CAA 2021. Any inability to retain our key executives, or other senior technical personnel, or attract and retain additional qualified executives, could have a negative impact on our operations.

In addition, as we rebuild our operations as passenger demand recovers, and expand our operations through the acquisition of new aircraft and introduction of service to new markets, it may be challenging to attract a sufficient number of qualified personnel including pilots, mechanics and other skilled labor. As we compete with other carriers for qualified personnel, we also face the challenge of attracting individuals who embrace our team-oriented, friendly and customer-driven corporate culture. Our inability to attract and retain qualified personnel who embrace our corporate culture could have a negative impact on our reputation and overall operations.

STRATEGY AND BRAND RISKS

Any damage to our reputation or brand image could adversely affect our business or financial results.

Maintaining a good reputation globally is critical to our business. Our reputation or brand image could be adversely impacted by, among other things, any failure to maintain high ethical, social and environmental sustainability practices for all of our operations and activities, our impact on the environment, public pressure from investors or policy groups to change our policies, such as movements to institute a “living wage,” customer perceptions of our advertising campaigns, sponsorship arrangements or marketing programs, customer perceptions of our use of social media, or customer perceptions of statements made by us, our employees and executives, agents or other third parties. Damage to our reputation or brand image or loss of customer confidence in our services could adversely affect our business and financial results, as well as require additional resources to rebuild our reputation.

Moreover, the outbreak and spread of COVID-19 have adversely impacted consumer perceptions of the health and safety of travel, and in particular airline travel, and these negative perceptions could continue even after the COVID-19 pandemic subsides. Actual or perceived risk of infection while traveling could have a material adverse effect on the public’s perception of us, which could harm our reputation and business. We have taken various measures to reassure our team members and the traveling public of the safety of air travel, including those related to requirements by the state of Hawai'i that travelers are able to present evidence of a negative COVID-19 test administered within 72 hours prior to commencing travel from a State-approved testing partner, a 10-day quarantine requirement for travelers between certain islands within the State of Hawai'i, and other testing requirements in order to bypass quarantine, and other measures, such as airport health screening measures, requiring that passengers wear face coverings, the provision of protective equipment for team members and enhanced cleaning procedures onboard aircraft and in airports. We expect that we will continue to incur costs related to the COVID-19 pandemic as we sanitize aircraft, implement additional hygiene-related protocols and take other actions to limit the threat of infection among our employees and passengers. However, we cannot assure that these or any other actions we might take in response to the COVID-19 pandemic will be sufficient to restore the confidence of consumers in the safety of air travel.

AIRLINE INDUSTRY, REGULATION AND RELATED COSTS RISKS

We are subject to risks associated with climate change, including increased regulation of our CO2 emissions and the potential increased impacts of severe weather events on our operations and infrastructure.

There is increasing global regulatory focus on climate change and emissions of greenhouse gases, including CO2. In particular, the International Civil Aviation Organization (“ICAO”) is in the process of adopting rules, including the Carbon Offsetting and Reduction Scheme for International Aviation (“CORSIA”), of which the U.S. federal government has opted to participate in the voluntary phases from 2021-2026. As part of the CORSIA program, we are currently monitoring our international emissions for reporting purposes, and such data will be used in calculations to determine subsequent carbon offsetting requirements under the CORSIA program. Regardless of the method of regulation or application of CORSIA, further policy changes with regard to climate change are possible, which could increase operating costs in the airline industry and, as a result, adversely affect our operations.

In the event that CORSIA does not come into force as expected, we and other airlines could become subject to an unpredictable and inconsistent array of national or regional emissions restrictions, creating a patchwork of complex regulatory requirements that may affect global competitors differently. Concerns over climate change may result in the adoption of municipal, state, regional, and federal requirements or in changing business environments that may result in increased costs to the airline industry and us. In addition, several countries and U.S. states have adopted or are considering adopting programs to regulate greenhouse gas emissions. On January 20, 2021, the U.S. rejoined the Paris Climate Accord. Further, the recent change in administration may give rise to additional changes that could impact the airline industry and our business. Finally, certain airports have adopted, and others could in the future adopt, greenhouse gas emission or climate-neutral goals that could impact our operations or require us to make changes or additional investments in our infrastructure.

All such climate change-related regulatory activity and developments may adversely affect our business and financial results by requiring us to reduce our emissions, make capital investments to modernize aspects of our operations, purchase carbon offset credits, or otherwise pay for our emissions. Such activity may also impact us indirectly by increasing our operating costs, including fuel costs.
We could incur significant costs to improve the climate resiliency of our infrastructure and otherwise prepare for, respond to, and mitigate such physical effects of climate change. We are not able to accurately predict the materiality of any potential losses or costs associated with the physical effects of climate change.

Federal budget constraints or federally imposed furloughs due to budget negotiation deadlocks may adversely affect our industry, business, results of operations and financial position.

Many of our airline operations are regulated by governmental agencies, including the FAA, the DOT, the CBP, the TSA, and others. If the federal government operations were to experience issues in reaching budgetary consensus in the future resulting in mandatory furloughs and/or other budget constraints, or if a government shutdown were to continue for an extended period of time, our business and results of operations could be materially negatively impacted, including as a result of actual or potential disruption in the air traffic control system, actual or perceived delays at various airports, and delays in deliveries of new aircraft. The travel behaviors of the flying public could also be affected by government shutdowns and sequestrations, which may materially adversely impact our industry, our business, results of operations and financial positions.

Changes in tax laws or regulations could have a material adverse effect on our business, results of operations, and financial conditions.

The rules dealing with U.S. federal, state and local income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service, the U.S. Treasury and state and local tax authorities. Changes in U.S. tax laws or their interpretations (which may have retroactive application) could materially increase the amount of taxes we owe, thereby negatively impacting our results of operations as well as our cash flows from operations. Furthermore, our implementation of new practices and processes designed to comply with changing tax laws and regulations could require us to make substantial changes to our business practices, allocate additional resources, and increase our costs, potentially adversely impacting our business, financial position and results of operations.

As we continue to grow internationally, we may also be subject to taxation in jurisdictions around the world with increasingly complex tax laws, the application of which can be uncertain. The amount of taxes we pay in these jurisdictions could increase substantially as a result of changes in the applicable tax principles, including increased tax rates, new tax laws or revised interpretations of existing tax laws and precedents, potentially adversely affecting our liquidity and results of operations. In addition, the authorities in these jurisdictions could review our tax returns and impose additional tax, interest and penalties, and the relevant authorities could claim that various withholding requirements apply to us or assert that benefits of tax treaties are not available to us or our subsidiaries, any of which could adversely impact us and our results of operations.

Our ability to use our net operating loss carryforwards and certain other tax attributes may be limited.

As of December 31, 2020, we had net operating loss carryforwards (“NOLs”) available to reduce future taxable income of approximately $40.4 million for regular federal income tax purposes that have indefinite carryover, and approximately $424.9 million for state income tax purposes that will expire, if unused, beginning in 2024. The majority of our state NOLs relate to the State of Hawai’i, most of which have indefinite carryover, but are limited to 80% utilization.

Our ability to use our NOLs will depend on the amount of taxable income generated in future periods. If our financial results continue to be adversely impacted by the COVID-19 pandemic, there can be no assurance that a valuation allowance on our net deferred tax assets will not be required in the future. Such valuation allowance could be material. Additionally, due to the COVID-19 pandemic and other economic factors, the NOLs may expire before we can generate sufficient taxable income to use them.

Under Section 382 of the Internal Revenue Code of 1986, as amended, if a corporation undergoes an “ownership change,” the corporation’s ability to use its pre-change NOLs to offset its post-change income may be limited. In general, an “ownership change” will occur if there is a cumulative change in our ownership by “5-percent shareholders” that exceeds 50 percentage points over a rolling three-year period. Similar rules may apply under state tax laws. Our ability to use net operating loss to reduce future taxable income and liabilities may be subject to annual limitations as a result of prior ownership changes and ownership changes that may occur in the future.

FLEET AND FLEET-RELATED RISKS

Our agreements to purchase Boeing 787-9 aircraft represent significant future financial commitments and operating costs.

As of December 31, 2020, we had the following firm order commitments and purchase rights for additional aircraft:

Aircraft Type	Firm Orders	Purchase Rights	Expected Delivery Dates
A321neo aircraft	—	9	N/A
B787-9 aircraft	10	10	Between 2022 and 2026

We have made substantial pre-delivery payments for aircraft under existing purchase agreements and are required to continue these pre-delivery payments as well as make payments for the balance of the purchase price through delivery of each aircraft. Due to the impact of the COVID-19 pandemic, we entered into an amendment to the Boeing 787-9 purchase agreement on October 26, 2020, which provides for, amongst other things, a change in the aircraft delivery schedule from 2021 through 2025 to 2022 and 2026, with the first delivery scheduled in September 2022. These commitments substantially increase our future capital spending requirements and may require us to increase our level of debt in future years. We are continuing to evaluate our options to finance these orders. There can be no assurance that we will be able to obtain such financing on favorable terms, or at all.

We may never realize the full value of our long-lived assets such as aircraft and non-aircraft equipment, resulting in impairment and other related charges that may negatively impact our financial position and results of operations.

Economic and intrinsic triggers, which include the effects of the COVID-19 pandemic, extreme fuel price volatility, an uncertain economic and credit environment, unfavorable trends in historical or forecasted results of operations and cash flows, as well as other uncertainties, may cause us to record material impairments of our long-lived assets. Additionally, we could be subject to impairment charges in the future that could have an adverse effect on our financial position and results of operations in future periods. The risk of future material impairments has grown significantly as result of the effects of the COVID-19 pandemic on our business.

During the fiscal quarter ended March 31, 2020, the adverse economic impact and declining passenger demand attributed to the COVID-19 pandemic drove down our stock price to 52-week lows and significantly reduced our cash flows. We determined that the estimated fair value of our business was less than its carrying value. The deficit between the fair value and the carrying value of the assets exceeded the amount of goodwill on our financial statements and, therefore, we recognized a goodwill impairment charge of $106.7 million during the three months ended March 31, 2020.

As part of our response to COVID-19, discussed above, including substantial capacity reductions and the temporary grounding of the majority of its fleet, as well as reduced cash flow projections, we identified indicators of impairment of our long-lived assets. To determine whether impairment exists for aircraft used in operations, assets are grouped at the fleet-type level (the lowest level for which there are identifiable cash flows) and future cash flows are estimated based on projections of capacity, passenger mile yield, fuel costs, labor costs and other relevant factors. In the second quarter of 2020, we recorded an impairment charge of $34.0 million related to our ATR-42 and ATR-72 fleets, assets held in our commercial real-estate subsidiary and the termination of software-related projects.

During the fourth quarter of 2020, the we recorded an impairment charge of $5.4 million, comprised of an additional write-down of our ATR-42 and ATR-72 fleet of approximately $4.9 million and permanent suspension of approximately $0.5 million in capitalized software projects.

As of December 31, 2020, the Company had approximately $13.5 million in indefinite-lived intangible assets subject to impairment. The fair value of our indefinite-lived intangible asset continues to exceed its carrying value.

Given the ongoing impact of the COVID-19 pandemic, we continue to evaluate our current fleet and other long-lived assets for impairment accordingly. As of December 31, 2020, our remaining long-lived assets continued to generate future cash flows from operation of the fleet through the respective retirement dates in excess of its respective carrying values.

COMMON STOCK RISKS

Our share price is subject to fluctuations.

The market price of our stock is influenced by many factors, many of which are outside of our control, and include the other factors discussed in our Risk Factors section, as well as the following:

•operating results and financial condition;
•how our operating results and financial condition compare to securities analyst expectations, particularly with respect to metrics for which we do not give guidance, including whether those results significantly fail to meet or exceed securities analyst expectations;
•changes in the competitive environment in which we operate;
•fuel price volatility including the availability of fuel;
•announcements concerning our competitors including bankruptcy filings, mergers, restructurings or acquisitions by other airlines;
•increases or changes in government regulation;
•general and industry specific market conditions;
•changes in financial estimates or recommendations by securities analysts; and
•sales of our common stock or other actions by investors with significant shareholdings.

In recent years the stock market has experienced volatile price and volume fluctuations that often have been unrelated to the operating performance of individual companies. These market fluctuations, as well as general economic conditions, may affect the price of our common stock.

In the past, securities class action litigation has often been instituted against a company following periods of volatility in its stock price. This type of litigation, if filed against us, could result in substantial costs and divert our management's attention and resources. In addition, the future sale of a substantial number of shares of common stock by us or by our existing stockholders may have an adverse impact on the market price of our common stock. There can be no assurance that the trading price of our common stock will remain at or near its current level.

Our certificate of incorporation includes a provision limiting voting and ownership by non-U.S. citizens and our bylaws include a provision specifying an exclusive forum for stockholder disputes.

To comply with restrictions imposed by federal law on foreign ownership of U.S. airlines, our certificate of incorporation restricts voting of shares of our common stock by non-U.S. citizens. Our certificate of incorporation provides that the failure of non-U.S. citizens to register their shares on a separate stock record, which we refer to as the “foreign stock record,” would result in a suspension of their voting rights in the event that the aggregate foreign ownership of the outstanding common stock exceeds the foreign ownership restrictions imposed by federal law.

Our certificate of incorporation further provides that no shares of our common stock will be registered on the foreign stock record if the amount so registered would exceed the foreign ownership restrictions imposed by federal law. If it is determined that the amount registered in the foreign stock record exceeds the foreign ownership restrictions imposed by federal law, shares will be removed from the foreign stock record in reverse chronological order based on the date of registration therein, until the number of shares registered therein does not exceed the foreign ownership restrictions imposed by federal law. As of December 31, 2020, we believe we were in compliance with the foreign ownership rules.

Our by-laws provide that, unless we consent in writing to an alternative forum, the Court of Chancery of the State of Delaware or, if such court lacks jurisdiction, any other state or federal court located in the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of us; (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, officers or other employees to us or our stockholders; (iii) any action asserting a claim against us or any of our directors, officers or other employees arising pursuant to any provision of the Delaware General Corporation Law or our certificate of incorporation or bylaws (as each may be amended or restated from time to time); or (iv) any action asserting a claim against us or any of our directors, officers or other employees governed by the internal affairs doctrine. Our amended and restated bylaws further provide that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act of 1933, as amended (the “Securities Act”). Accordingly, stockholders may be limited in the forum in which they are able to pursue legal actions against us.

RISKS RELATING TO SECURITIES OFFERINGS

Future sales or issuances of our common stock in the public markets, or the perception of such sales, could depress the trading price of our common stock.

The sale of a substantial number of shares of our common stock or other equity-related securities in the public markets, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of common stock or other equity-related securities would have on the market price of our common stock.

If securities analysts do not publish research or reports about us, or if they issue unfavorable commentary about us or our industry or downgrade the outlook of our common stock, the market price of our common stock could decline.

The trading market for our common stock will depend in part on the research and reports that third-party securities analysts publish about us and our industry. One or more analysts could downgrade the outlook for our common stock or issue other negative commentary about us or our industry. Furthermore, if one or more of these analysts cease coverage of us, we could lose visibility in the market. As a result of one or more of these factors, the market price of our common stock could decline and cause you to lose all or a portion of your investment.

In connection with the sale of our common stock through our at-the-market offerings, you may experience dilution as a result of future issuances of securities.

We may offer and sell up to an aggregate of 5,000,000 shares of our common stock from time to time through Morgan Stanley & Co. LLC, BNP Paribas Securities Corp. and Goldman Sachs & Co. LLC, acting as sales agents (the “Managers”) on the terms and subject to the conditions of the Equity Distribution Agreement dated December 1, 2020, of which 2,139,790 shares of our common stock were sold on or prior to December 23, 2020. The price per share of our common stock being offered may be lower than that paid by any specific investor on any given day, or may be higher than the net tangible book value per share of our outstanding common stock prior to the at-the-market offerings. To the extent restricted stock units or restricted stock awards are vested and settled, there will be further dilution to new investors. In addition, as compensation to the U.S. government for providing financial relief through the Payroll Support Program under the CARES Act, we issued to the U.S. Treasury warrants to purchase a total of 509,964 shares of our common stock at an exercise price of $11.82 per share (the “Exercise Price”). Additionally, as part of our participation in the loan program under the CARES Act, we issued to the U.S. Treasury a warrant to purchase up to 380,711 shares of our common stock and on the date of any additional borrowing under the Loan Agreement, we will issue to the U.S. Treasury an additional warrant for a number of shares of our common stock equal to 10% of such borrowing, divided by the Exercise Price. As part of entering into the PSP Extension Agreement on January 15, 2021, we agreed to issue to the U.S. Treasury warrants to purchase our common stock at an exercise price of $17.78 per share. The total number of warrant shares issuable to the U.S. Treasury pursuant to the PSP Extension Agreement is anticipated to be 113,940. We may also issue additional securities in the future, including shares of common stock, securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or substantially similar securities. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in the at-the-market offerings and investors purchasing shares or other securities in the future could have rights superior to existing shareowners.

In connection with the issuance of Hawaiian’s enhanced equipment trust certificates, indebtedness and liabilities could limit the cash flow available for ours and Hawaiian’s operations, and consequently expose us to risks that could materially adversely affect the resources available to us and Hawaiian to satisfy our obligations under such certificates.

In connection with the offering of enhanced equipment trust certificates (the “Certificates”) issued by pass-through trusts (the “EETC Offering”). The equipment notes held in each trust and passed through to the certificate holders of such trust are senior secured obligations of us. As of December 31, 2020, the outstanding principal balance of our EETC issuances was $552.5 million. Offerings of structured finance securities, such as the EETC Offering, may present risks similar to those of the other types of debt obligations in which we or Hawaiian may invest and, in fact, such risks may be of greater significance in the case of such structured finance securities. In addition, the performance of the Certificates will be affected by a variety of factors, including its priority in the capital structure of the issuer thereof, and the availability of any credit enhancement, the level and timing of payments and recoveries on and the characteristics of the underlying receivables, loans or other assets that are being securitized, remoteness of those assets from the originator or transferor, the adequacy of and ability to realize upon any related collateral and the capability of the servicer of the securitized assets. If we or Hawaiian fail to comply with these covenants or to make payments under such indebtedness when due, then we or Hawaiian would be in default under that indebtedness, which could, in turn, result in ours or Hawaiian’s other indebtedness becoming immediately payable in full.

In connection with the issuance of the senior secured notes due 2026, Hawaiian and its subsidiaries’, including the Issuers, indebtedness and liabilities could limit the cash flow available for Hawaiian’s operations, and consequently expose us to risks that could materially adversely affect the resources available to the Issuers to satisfy their obligations under the Notes.

In connection with the offering (the “Note Offering”) of our senior secured notes due 2026 (the “Notes”), the indebtedness of Hawaiian and its subsidiaries, including the issuers of the Notes (the “Issuers”), will increase significantly. As of December 31, 2020, Hawaiian had $1,149.8 million of total indebtedness (excluding finance lease obligations of approximately $141.9 million and operating lease obligations of $585.8 million). Since December 31, 2020, Hawaiian has incurred no additional indebtedness. The Issuers will incur $800 million principal amount of indebtedness as a result of the Note Offering, which will be guaranteed by Hawaiian and us, as applicable. We, Hawaiian and the Issuers may also incur additional indebtedness to meet future financing needs. The indebtedness of Hawaiian and the Issuers could have significant negative consequences for our security holders and the resources available to the Issuers to satisfy their obligations under the Notes, including the following:

•greater difficulty satisfying our obligations with respect to the Notes;

•increasing Hawaiian’s vulnerability to adverse economic and industry conditions;

•limiting Hawaiian’s ability to obtain additional financing;

•requiring the dedication of a substantial portion of Hawaiian’s cash flow from operations to service Hawaiian’s indebtedness, which will reduce the amount of cash available for other purposes;

•limiting Hawaiian’s flexibility to plan for, or react to, changes in its business;

•placing Hawaiian at a possible competitive disadvantage with competitors that are less leveraged than us or have better access to capital; and

•potentially causing Hawaiian’s credit ratings to be reduced and causing our and Hawaiian’s debt and equity securities to significantly decrease in value.

Hawaiian’s business, including the HawaiianMiles Program, may not generate sufficient funds, and we and Hawaiian may otherwise be unable to maintain sufficient cash reserves, to pay amounts due under our and Hawaiian’s indebtedness, including the Notes, and ours and Hawaiian’s cash needs may increase in the future. In addition, future indebtedness that we or Hawaiian may incur may contain financial and other restrictive covenants that limit Hawaiian’s ability to operate its business, including with respect to the HawaiianMiles Program, raise capital or make payments under our or Hawaiian’s indebtedness. If we or Hawaiian fail to comply with these covenants or to make payments under ours or Hawaiian’s indebtedness when due, then we or Hawaiian would be in default under that indebtedness, which could, in turn, result in ours and Hawaiian’s other indebtedness becoming immediately payable in full.